UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

JAMF HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 900 Minneapolis, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 605-6625

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

As previously reported, on October 28, 2025, Jamf Holding Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Jawbreaker Parent, Inc., a Delaware corporation (“Parent”), and Jawbreaker Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Francisco Partners Management, L.P. (“Francisco Partners”). Pursuant to the Merger Agreement, on January 30, 2026 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share (“Common Stock”), of the Company that was issued and outstanding as of immediately prior to the Effective Time (other than any shares of Common Stock held by the Company as treasury stock, owned by Parent or any of its subsidiaries (including Merger Sub), or any shares of Common Stock as to which appraisal rights were properly exercised in accordance with the General Corporation Law of the State of Delaware (the “DGCL”)) was automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $13.05, without interest thereon (the “Per Share Price”).

At the Effective Time, each option to purchase shares of Common Stock that was outstanding as of immediately prior to the Effective Time (a “Company Option”) was automatically cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the total number of shares of Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option.

At the Effective Time, each award of restricted stock units of the Company that had vested as of immediately prior to the Effective Time (a “Company RSU”) or that had vested in accordance with its terms as a result of the consummation of the transactions contemplated by the Merger Agreement (a “Vested Company RSU”) was automatically cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

At the Effective Time, each Company RSU that was outstanding as of immediately prior to the Effective Time that was not a Vested Company RSU (an “Unvested Company RSU”) was automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Per Share Price and (ii) the total number of shares of Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time.

The foregoing descriptions of the Merger, the Merger Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 30, 2025 and is incorporated herein by reference.

ITEM 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

On the Closing Date, the Company, Jamf Software, LLC and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, the “Convertible Notes Trustee”), entered into a First Supplemental Indenture (the “Supplemental Indenture”), dated as of January 30, 2026, which supplements the Indenture, dated as of September 17, 2021 (the “Base Indenture” and, as supplemented by the Supplemental Indenture, the “Indenture”), by and among the Company, Jamf Software, LLC and the Convertible Notes Trustee, governing the Company’s 0.125% Convertible Senior Notes due 2026 (the “Convertible Notes”), of which approximately $373.75 million aggregate principal amount was outstanding on January 29, 2026.

The Supplemental Indenture provides that each holder of outstanding Convertible Notes (a “Holder”) has the right to convert its Convertible Notes into $13.05 in cash in respect of each share of Common Stock into which the Convertible Notes would have otherwise been convertible in accordance with the applicable conversion rate under the Base Indenture.

In addition and in lieu of the conversion right described above, in connection with the Merger, on or around March 2, 2026, Holders will have the right, pursuant to Section 15.02 of the Base Indenture, at their option, to require the Company to repurchase their Convertible Notes at a future repurchase date, which is expected to be April 20, 2026 (“Fundamental Change Repurchase Date”), for a price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date.

As a result of the Merger, Holders who do not elect to require the Company to repurchase their Convertible Notes will maintain the right to convert their Convertible Notes at any time during the period that begins on the Effective Date and ends at 5:00 p.m. New York City time on the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.

Senior Secured Credit Facilities

On January 30, 2026, Parent, the direct parent of the Company, entered into a new senior secured term loan facility.

The foregoing descriptions of the Base Indenture and the Supplemental Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Base Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2021, and the Supplemental Indenture, which is included as Exhibit 4.2 hereto, and is incorporated into this Item 1.01 by reference.

ITEM 1.02.	Termination of a Material Definitive Agreement.

In connection with entering into the new senior secured credit facilities, the existing credit agreement among Jamf Holdings, Inc., an indirect wholly owned subsidiary of the Company, and JPMorgan Chase Bank, N.A., dated as of May 3, 2024, was repaid in full and terminated.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

As described in the Introduction of this Current Report on Form 8-K, on January 30, 2026, the Merger was completed pursuant to Section 251 of the DGCL and the Company became a wholly owned subsidiary of Parent. The total transaction value was approximately $2.2 billion. The funds used by Parent to consummate the Merger and complete the related transactions were sourced from a combination of (i) equity contributions from Francisco Partners or its affiliates, (ii) proceeds received in connection with the senior secured term loan facility and (iii) the available cash balance of the Company.

The description of the effects of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2025 and is incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introduction and in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

The consummation of the Merger constitutes a Fundamental Change and a Corporate Event under the Base Indenture (each as defined in the Base Indenture). The effective date of each such Fundamental Change and Corporate Event is January 30, 2026, the date of the consummation of the Merger. Accordingly, following the Merger, each Holder has the right to (i) convert its Convertible Notes into $13.05 in cash in respect of each share of Common Stock into which the Convertible Notes would have otherwise been convertible, or (ii) subsequently require that the Company repurchase such Holder’s Convertible Notes for cash at a repurchase price equal to the principal amount of such Convertible Notes plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date.

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Following the Effective Time, the Company notified representatives of The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been consummated and, as a result, trading of the Common Stock on NASDAQ was halted prior to the opening of NASDAQ on the Closing Date. The Company requested NASDAQ to file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to effect the delisting of the Common Stock from NASDAQ and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company intends to file a Certification and Notice of Termination on Form 15 with the SEC suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

ITEM 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

ITEM 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction and under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger, as contemplated by the Merger Agreement (and not because of any disagreement with the Company), each of David Breach, Michael Fosnaugh, Christina Lema, John Strosahl, Dean Hager, Martin Taylor, Andre Durand, Kevin Klausmeyer and Vina Leite resigned from his or her respective position as a member of the board of directors of the Company, and any committee thereof, effective immediately following the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, Jeff Lendino and Shawn Abbas became the initial directors of the surviving corporation, and such directors shall hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their respective successors have been duly elected or appointed and qualified.

At the Effective Time, the officers of the Company immediately prior to the completion of the Merger became the officers of the surviving corporation, in each case, until their respective successor is duly elected or appointed and qualified or their earlier death, resignation or removal.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time, (i) the Company’s certificate of incorporation was amended and restated in its entirety and (ii) the bylaws of Merger Sub became the bylaws of the Company, each in accordance with the terms of the Merger Agreement and the DGCL.

Copies of the Third Amended and Restated Certificate of Incorporation of the Company and the First Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

ITEM 8.01.	Other Events

On January 30, 2026, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 28, 2025, by and among Jamf Holding Corp., Jawbreaker Parent, Inc. and Jawbreaker Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Jamf Holding Corp.’s Current Report on Form 8-K filed with the SEC on October 30, 2025)*

3.1	Third Amended and Restated Certificate of Incorporation of Jamf Holding Corp.

3.2	First Amended and Restated Bylaws of Jamf Holding Corp.

4.1	Indenture, dated as of September 17, 2021, by and among Jamf Holding Corp., Jamf Software, LLC and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Jamf Holding Corp.’s Current Report on Form 8-K filed with the SEC on September 20, 2021)

4.2	First Supplemental Indenture, dated as of January 30, 2026, by and among Jamf Holding Corp., Jamf Software, LLC and U.S. Bank Trust Company, National Association

99.1	Press Release of Jamf Holding Corp., dated January 30, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

* Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF Holding Corp.
Date: February 2, 2026
	By:	/s/ Jeff Lendino
Jeff Lendino
Chief Legal Officer